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                                                                                                                        Exhibit N
Metris Receivables, Inc.                                                    Metris Master Trust                    Monthly Report
Securityholders' Statement                                                     Series 1999-2                             Apr-2001
Section 5.2                                                                   Class A           Class B                Total
(i) Security Amount ..................................................     500,000,000.00     49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................               0.00                --                  0.00
(iii) Security Interest Distributed ..................................       2,398,194.44                --          2,398,194.44
(iv) Principal Collections ...........................................      23,836,041.12      2,357,410.69         26,193,451.80
(v) Finance Charge Collections .......................................      10,917,450.10      1,079,747.79         11,997,197.90
       Recoveries ....................................................         365,534.34         36,151.75            401,686.08
       Principal Funding Account Investment Earnings .................               0.00              0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......               0.00              0.00                  0.00
         Total Finance Charge Collections ............................      11,282,984.44      1,115,899.54         12,398,883.98
Total Collections ....................................................      35,119,025.56      3,473,310.23         38,592,335.78
             (vi) Aggregate Amount of Principal Receivables ..........                 --                --      6,765,026,190.77
       Invested Amount (End of Month) ................................     500,000,000.00     49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................          7.3909544%        0.7309735%            8.1219279%
       Fixed/Floating Allocation Percentage ..........................          7.3909544%        0.7309735%            8.1219279%
       Invested Amount (Beginning of Month) ..........................     500,000,000.00     49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                 --                --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                 --             85.72%     6,120,315,264.51
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                 --              5.95%       424,996,076.20
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                 --              2.40%       171,014,489.42
       90 Days and Over (60+ Days Contractually Delinquent) ..........                 --              5.93%       423,290,707.31
Total Receivables ....................................................                 --            100.00%     7,139,616,537.44
                (viii) Aggregate Investor Default Amount .............                 --                --          6,534,362.31
         As a % of Average Daily Invested Amount
       (Annualized based on 365 days/year) ...........................                 --                --                 14.47%
(ix) Charge-Offs .....................................................               0.00              0.00                  0.00%
(x) Servicing Fee ....................................................                 --                --            903,206.38
(xi) Unreimbursed Redirected Principal Collections ...................                 --                --                  0.00
(xii) Excess Funding Account Balance .................................                 --                --                  0.00
(xiii) New Accounts Added ............................................                 --                --             30,851.00
(xiv) Average Gross Portfolio Yield ..................................                 --                --                 27.46%
         Average Net Portfolio Yield .................................                 --                --                 12.99%
(xv) Minimum Base Rate ...............................................                 --                --                  7.57%
        Excess Spread ................................................                 --                --                  5.42%
(xvi) Principal Funding Account Balance ..............................                 --                --                  0.00
(xvii) Accumulation Shortfall ........................................                 --                --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                 --                --             July 2005
        Accumulation Period Length ...................................                 --                --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                 --                --                  0.00
        Required Reserve Account Amount ..............................                 --                --                  0.00
        Available Reserve Account Amount .............................                 --                --                  0.00
        Covered Amount ...............................................                 --                --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                 --                --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                 --                --                  0.00
(xxi) Policy Claim Amount ............................................                 --                --                  0.00
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